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                                                                 Exhibit 10(B)


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 9 to the Registration Statement
(Form N-4 No. 33-83020) and the related Statement of Additional Information appearing therein and pertaining to CG Variable Annuity Separate Account II, and to the use therein of our report dated April 2, 1999 with respect to the financial statements of CG Variable Annuity Separate Account II.



Fort Wayne, Indiana
April 23, 1999